Exhibit 99.1

Cerner Reports Second Quarter 2021 Results
Delivers Strong Results Across All Key Metrics
GAAP Operating Margin and Diluted EPS Lower Due to Restructuring Charges
Strong Adjusted Operating Margin Expansion and Adjusted Diluted EPS Growth vs. Year Ago Quarter

KANSAS CITY, Mo. - July 30, 2021 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2021 second quarter that ended June 30, 2021.

"I am very pleased with Cerner's top and bottom-line execution in the second quarter, with our results reflecting good progress on our transformation initiatives and a strengthening market presence," said Brent Shafer, Chairman and CEO. "We delivered good revenue growth, expanded Adjusted Operating Margin and increased Adjusted Diluted EPS (non-GAAP) during the quarter while continuing to accelerate innovation and drive client value."

"During the second quarter we took a series of actions which we believe will strengthen our business in the years ahead. Namely, as part of recently implemented productivity measures and a comprehensive review of our business, we performed a sizable reduction in force, took specific measures to shrink our physical (office space) footprint and made some important product rationalization decisions to improve the return on our nearly $800 million annual R&D investment," said Mark Erceg, Executive Vice President and Chief Financial Officer. "We also spent $400 million on share repurchases, which brings our year-to-date purchases to $750 million, because we continue to believe that Cerner stock, at current trading levels, represents a good return on investment for our shareholders."

2021 Second Quarter Highlights
•Revenue of $1.457 billion, up 10% compared to $1.330 billion in the second quarter of 2020, which included the largest impact of the pandemic last year.
•GAAP operating margin of 3.4%, down from 11.0% in the year-ago quarter, reflecting impacts from employee separation costs, an impairment related to sold and held-for-sale properties, and product rationalization.
•Adjusted Operating Margin (non-GAAP) of 20.6%, up 220 basis points from 18.4% in year-ago quarter.
•GAAP diluted EPS of $0.11, down 75% compared to $0.44 in year-ago quarter.
•Adjusted Diluted EPS (non-GAAP) of $0.80 up 27% compared to $0.63 in year-ago quarter.
•GAAP cash flow from operating activities of $369 million, up 43% compared to $259 million in year-ago quarter.
•Free Cash Flow (non-GAAP) of $162 million, up 153% compared to $64 million in the year-ago quarter.

Future Period Guidance
Cerner currently expects:
•Third quarter 2021 revenue to grow approximately 6% compared to third quarter of 2020
•Full year 2021 revenue growth in the mid-single digits
•Third quarter 2021 Adjusted Diluted EPS growth of 12% to 15% over the third quarter of 2020
•Full year 2021 Adjusted Diluted EPS of approximately $3.25, compared to a prior outlook of more than $3.20
•Full year 2021 Free Cash Flow (non-GAAP) of approximately $900 million
•Total 2021 share repurchases of up to $1.5 billion

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 8:00 a.m. CT on July 30, 2021. On the call, Cerner will discuss its results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on the Investor Relations page of Cerner's website at investors.cerner.com (click News & Events, then Events & Presentations).

Information on Non-GAAP Measures and Non-GAAP Guidance
Adjusted Operating Margin, Adjusted Diluted EPS and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.

The future period guidance provided in this release reflects the Company's current view that the largest impact from the COVID-19 pandemic has already occurred. While the Company expects project and sales activity to continue improving, the COVID-19 pandemic could still cause unexpected impacts on future results. Therefore, the Company's forward-looking statements are subject to a higher-than-normal amount of risk.

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Internet Home Page: www.cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "outlook", "guidance", "expects", "expectations", "future", "believe", "position", "plans", "should", "growth" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance and our share repurchase plans. Factors that could cause or contribute to such differences include, but are not limited to the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; potential claims for system errors and warranties or significant costs and reputational harm related to product and service-related liabilities; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; risks inherent with business acquisitions, strategic investments, collaborations and the failure to achieve projected synergies, or divestitures; managing growth in the new markets in which we offer solutions, healthcare devices or services; long sales cycles for our solutions and services; risks related to our dependence on strategic relationships and third party suppliers, including any impact to such supplier's business resulting from the COVID-19 pandemic; risks associated with the loss or recruitment and retention of key personnel, the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise and uncertainties as to how quickly we are able to finalize our CEO succession plans; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions or business disruptions or adverse tax consequences associated with restructuring, realignment and costs reduction activities; changing political, economic and regulatory influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, regulations or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; volatility and disruption resulting from global economic or market conditions, including the impact from the COVID-19 pandemic; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the potential for losses resulting from asset impairment charges; potential variations in our sales forecasts compared to actual sales; risks that our revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; variations in our quarterly operating results; and risks associated with fluctuations in foreign currency exchange rates. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2021 and June 30, 2020
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Revenues	$1,456,755	$1,330,349	$2,844,533	$2,742,090
Costs of revenue	261,325	211,963	491,981	466,379

Margin	1,195,430	1,118,386	2,352,552	2,275,711

Operating expenses
Sales and client service	731,077	645,087	1,353,253	1,281,736
Software development	241,600	178,955	433,927	364,275
General and administrative	156,307	134,332	268,672	274,184
Amortization of acquisition-related intangibles	16,886	13,114	29,082	30,242
Total operating expenses	1,145,870	971,488	2,084,934	1,950,437

Operating earnings	49,560	146,898	267,618	325,274

Other income (loss), net	(1,678)	24,632	(472)	30,227

Earnings before income taxes	47,882	171,530	267,146	355,501
Income taxes	(15,175)	(36,782)	(62,187)	(73,594)

Net earnings	$32,707	$134,748	$204,959	$281,907

Basic earnings per share	$0.11	$0.44	$0.68	$0.92

Basic weighted average shares outstanding	300,737	304,776	302,723	307,256

Diluted earnings per share	$0.11	$0.44	$0.67	$0.91

Diluted weighted average shares outstanding	303,591	306,717	305,802	309,520

Note 1: Our revenues by business model for the three and six months ended June 30, 2021 and June 30, 2020 were as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Licensed software	$175,116	$152,162	$336,777	$310,194
Technology resale	56,860	42,117	102,532	93,604
Subscriptions	98,437	92,052	198,249	186,437
Professional services	537,078	461,082	1,031,500	972,428
Managed services	320,777	307,158	638,153	616,512
Support and maintenance	259,675	274,036	522,999	547,717
Reimbursed travel	8,812	1,742	14,323	15,198

Total revenues	$1,456,755	$1,330,349	$2,844,533	$2,742,090

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and six months ended June 30, 2021 and June 30, 2020
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Operating expenses (GAAP)	$1,145,870	$971,488	$2,084,934	$1,950,437

Share-based compensation expense	(54,091)	(38,200)	(101,926)	(73,587)
Acquisition-related amortization	(16,886)	(13,114)	(29,082)	(30,242)
Organizational restructuring and other expense	(178,871)	(45,948)	(196,066)	(86,733)
COVID-19 related expense	(1,289)	(1,168)	(2,649)	(3,143)

Adjusted Operating Expenses (non-GAAP)	$894,733	$873,058	$1,755,211	$1,756,732

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Operating earnings (GAAP)	$49,560	$146,898	$267,618	$325,274

Share-based compensation expense	54,091	38,200	101,926	73,587
Acquisition-related amortization	16,886	13,114	29,082	30,242
Organizational restructuring and other expense	178,871	45,948	196,066	86,733
COVID-19 related expense	1,289	1,168	2,649	3,143

Adjusted Operating Earnings (non-GAAP)	$300,697	$245,328	$597,341	$518,979

Operating Margin (GAAP)	3.40%	11.04%	9.41%	11.86%

Adjusted Operating Margin (non-GAAP)	20.64%	18.44%	21.00%	18.93%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Net earnings (GAAP)	$32,707	$134,748	$204,959	$281,907

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	54,091	38,200	101,926	73,587
Acquisition-related amortization	16,886	13,114	29,082	30,242
Organizational restructuring and other expense	178,871	45,948	196,066	86,733
COVID-19 related expense	1,289	1,168	2,649	3,143
Investment gains	—	(25,933)	—	(26,410)

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(47,318)	(15,544)	(64,168)	(32,803)
Share-based compensation permanent tax items	(559)	1,270	852	(4,041)
Valuation allowance on deferred tax assets	6,153	—	6,153	3,318

Adjusted Net Earnings (non-GAAP)	$242,120	$192,971	$477,519	$415,676

Diluted weighted average shares outstanding	303,591	306,717	305,802	309,520

Diluted earnings per share (GAAP)	$0.11	$0.44	$0.67	$0.91

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.80	$0.63	$1.56	$1.34

FREE CASH FLOW

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Cash flows from operating activities (GAAP)	$369,135	$258,590	$819,569	$542,096
Capital purchases	(123,356)	(117,048)	(199,281)	(166,296)
Capitalized software development costs	(83,558)	(77,538)	(167,108)	(151,393)
Free Cash Flow (non-GAAP)	$162,221	$64,004	$453,180	$224,407

Cash flows from investing activities (GAAP)	$(728,634)	$(248,435)	$(910,819)	$(385,046)

Cash flows from financing activities (GAAP)	$(392,493)	$(26,608)	$(275,378)	$(322,569)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) the income tax effect of the aforementioned items, (vii) share-based compensation permanent tax items, and (viii) valuation allowance on deferred tax assets.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Sales and client service	$24,083	$20,079	$47,222	$34,981
Software development	6,462	5,513	12,580	9,782
General and administrative	23,546	12,608	42,124	28,824
Total share-based compensation expense	$54,091	$38,200	$101,926	$73,587

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, asset impairment charges, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Sales and client service	$78,335	$—	$75,191	$933
Software development	45,166	—	45,166	—
General and administrative	55,370	45,948	75,709	85,800
Total organizational restructuring and other expense	$178,871	$45,948	$196,066	$86,733

Sales and client service includes a $68.159 million pre-tax charge in the second quarter of 2021 to reduce the carrying amount of certain held for sale real estate assets to fair value, less estimated costs to sell. Software development includes a $45.166 million pre-tax charge in the second quarter of 2021 to reduce the carrying amount of certain capitalized software development costs to estimated net realizable value.

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Sales and client service	$493	$520	$997	$2,475
Software development	240	—	273	—
General and administrative	556	648	1,379	668
Total COVID-19 related expense	$1,289	$1,168	$2,649	$3,143

Investment gains - Consists of unrealized gains recognized in 2020 on one of our equity investments, which was accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income (loss), net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of a valuation allowance on deferred tax assets of $6.153 million recorded in the second quarter of 2021 and $3.318 million recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options and the vesting of restricted share and share unit awards. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on deferred tax assets - Consists of a valuation allowance recorded against certain deferred tax assets where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2021 and December 31, 2020
(unaudited)

(In thousands)	2021	2020

Assets
Current assets:
Cash and cash equivalents	$246,404	$615,615
Short-term investments	638,488	442,473
Receivables, net	1,237,230	1,168,712
Inventory	20,168	23,027
Prepaid expenses and other	398,510	401,160

Total current assets	2,540,800	2,650,987

Property and equipment, net	1,768,617	1,804,083
Right-of-use assets	95,666	104,536
Software development costs, net	1,001,440	1,009,349
Goodwill	1,129,699	914,520
Intangible assets, net	492,547	329,249
Long-term investments	497,350	510,220
Other assets	194,983	198,152

Total assets	$7,721,102	$7,521,096

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$332,959	$235,755
Current installments of long-term debt	225,000	—
Deferred revenue	429,219	393,293
Accrued payroll and tax withholdings	332,513	309,814
Other current liabilities	223,203	229,764

Total current liabilities	1,542,894	1,168,626

Long-term debt	1,611,154	1,336,069
Deferred income taxes	389,018	376,035
Other liabilities	151,552	157,799

Total liabilities	3,694,618	3,038,529

Shareholders' Equity:
Common stock	3,769	3,732
Additional paid-in capital	2,509,545	2,288,806
Retained earnings	6,546,615	6,475,551
Treasury stock	(4,914,718)	(4,164,718)
Accumulated other comprehensive loss, net	(118,727)	(120,804)

Total shareholders' equity	4,026,484	4,482,567

Total liabilities and shareholders' equity	$7,721,102	$7,521,096

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30, 2021 and June 30, 2020
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	2021	2020	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$32,707	$134,748	$204,959	$281,907
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	179,254	171,295	354,567	343,941
Share-based compensation expense	53,941	37,549	101,891	72,580
Provision for deferred income taxes	6,061	2,435	3,232	12,884
Investment gains	—	(25,933)	—	(26,410)
Asset impairments	115,812	—	115,812	—
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(29,450)	(25,652)	(41,751)	(48,426)
Inventory	10,279	5,805	2,868	5,509
Prepaid expenses and other	(14,259)	(22,750)	9,914	(36,431)
Accounts payable	23,970	(40,250)	54,088	(31,711)
Accrued income taxes	(9,793)	25,253	11,585	26,358
Deferred revenue	(15,444)	(23,827)	(676)	(66,137)
Other accrued liabilities	16,057	19,917	3,080	8,032

Net cash provided by operating activities	369,135	258,590	819,569	542,096

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(123,356)	(117,048)	(199,281)	(166,296)
Capitalized software development costs	(83,558)	(77,538)	(167,108)	(151,393)
Purchases of investments	(237,016)	(52,763)	(558,686)	(91,957)
Sales and maturities of investments	73,221	44,910	380,156	81,022
Purchase of other intangibles	(8,056)	(10,974)	(16,031)	(20,656)
Acquisition of businesses, net of cash acquired	(349,869)	(35,022)	(349,869)	(35,766)

Net cash used in investing activities	(728,634)	(248,435)	(910,819)	(385,046)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	500,000	300,000
Proceeds from exercise of stock options	118,386	38,705	154,900	156,908
Payments to taxing authorities in connection with shares directly withheld from associates	(31,449)	(9,700)	(36,346)	(14,217)
Treasury stock purchases	(408,285)	—	(750,000)	(650,000)
Dividends paid	(67,783)	(55,054)	(135,260)	(111,101)
Other	(3,362)	(559)	(8,672)	(4,159)

Net cash used in financing activities	(392,493)	(26,608)	(275,378)	(322,569)

Effect of exchange rate changes on cash and cash equivalents	535	936	(2,583)	(6,429)

Net decrease in cash and cash equivalents	(751,457)	(15,517)	(369,211)	(171,948)
Cash and cash equivalents at beginning of period	997,861	285,412	615,615	441,843

Cash and cash equivalents at end of period	$246,404	$269,895	$246,404	$269,895